Exhibit 10.aj

TRUSTMARK CORPORATION DEFERRED COMPENSATION PLAN

EXHIBIT 2

COMPANY CONTRIBUTION

IN RESPECT OF

THE YEAR ENDING DECEMBER 31, 2023

WHEREAS, Trustmark Corporation, a Mississippi corporation (the “Company”), maintains the Trustmark Corporation Deferred Compensation Plan, amended and restated as of December 31, 2007 and further amended as of October 4, 2022 (the “Plan”);

WHEREAS, all capitalized terms used herein shall have the meanings set forth the Plan, unless otherwise indicated in this Exhibit 2 to the Plan (“Exhibit 2”);

WHEREAS, the Company desires to adopt this exhibit to provide for a company contribution under the Plan for certain Participants in respect of the year ending December 31, 2023 (the “2023 Plan Year”); and

WHEREAS, the Company is empowered to adopt this exhibit pursuant to Section 3.9 of the Plan.

1.
Eligibility. Any member of the Company’s Management Committee as of December 31, 2023 shall be eligible to become a Participant in the Plan (to the extent such individual is not then currently a Participant) and to receive a credit to his or her Company Contribution Account, subject to the terms and conditions of this Exhibit 2, so long as such individual has not had a Separation from Service prior to the Contribution Date (as defined below). An individual described in this Paragraph 1 is referred to as an “Eligible Company Contribution Participant”. For the avoidance of doubt, an individual is not required to elect to defer an Annual Deferral Amount under the Plan or to make elective deferrals under any other plan sponsored by the Company (including the Trustmark 401(k) Plan (the “401(k) Plan”)) in order to be an Eligible Company Contribution Participant.
2.
Company Contribution Amount.
a.
In respect of the 2023 Plan Year, if the Performance Threshold (as defined below) is met, the Company (or other Employer, if applicable) shall credit the Company Contribution Account of each Eligible Company Contribution Participant in an amount (a “Credit Amount”) equal to (i) 6% of such Eligible Company Contribution Participant’s Compensation (as defined below), minus (ii) the maximum Matching Contribution (as defined in the 401(k) Plan) such Eligible Company Contribution Participant could have received under the terms of the 401(k) Plan in respect of the 2023 Plan Year had such Eligible Company Contribution Participant made sufficient Elective Deferrals (as defined in the 401(k) Plan) for the 2023 Plan Year; provided, however, a Credit Amount shall be no less than $10,000 and no more than $30,000. If the Performance Threshold is not met, no credit shall be made to the Company Contribution Account of any Eligible Company Contribution Participant for the 2023 Plan Year. The Human Resources Committee (the “Human Resources Committee”) of the Company’s Board of Directors shall, in its discretion, approve the final determination of the Credit Amount before the Contribution Date.
b.
“Performance Threshold” means the Company’s earnings per share (“EPS”) for the 2023 Plan Year is not less than 95% of the Company’s established target EPS for the 2023 Plan Year as approved by the Human Resources Committee. Whether the Performance Threshold is met shall be determined by the Human Resources Committee in its discretion.

c.
“Compensation” means an Eligible Company Contribution Participant’s Base Salary, Bonus and Commissions for the 2023 Plan Year.
3.
Contribution Date. The actual date that the Credit Amount is credited is referred to as the “Contribution Date”. The Credit Amount (if any) shall be credited to the Company Contribution Account of each Eligible Company Contribution Participant on a date in 2024, as determined by the Company, but in no event shall the Credit Amount be credited later than March 15, 2024.
4.
Other. Each Eligible Company Contribution Participant shall be 100% vested in his or her Credit Amount, plus amounts credit or debited on such amount pursuant to Section 3.5 of the Plan. The Credit Amount shall become part of an Eligible Company Contribution Participant’s Account Balance as of the Contribution Date and, thereafter, shall be subject to all generally applicable terms and conditions of the Plan governing a Participant’s Account Balance, including such provisions relating to crediting or debiting of additional amounts based on the Measurement Funds and distributions of a Participant’s Account Balance.
5.
Incorporation into the Plan. Pursuant to Section 3.9 of the Plan, this Exhibit 2 shall be deemed to be incorporated into the Plan as of the date this Exhibit 2 is approved by the Company.

IN WITNESS WHEREOF, the Company through its duly authorized representative has signed this amendment as of the date written below to be effective as of the Effective Date.

Trustmark Corporation

a Mississippi corporation

By: /s/ Duane A. Dewey

Name: Duane A. Dewey

Title: President and CEO

Date: February 15, 2023